CRDAMD.6                                                             EXHIBIT 4.2


                                AMENDMENT NO. 6

     THIS AMENDMENT NO. 6 (this "Amendment"), dated as of April 26, 1996, among United States Can Company, a Delaware corporation (the "Borrower"), the various financial institutions that are or may become parties to the Credit Agreement described hereinbelow (individually, a "Lender" and collectively, the "Lenders") and Bank of America Illinois, an Illinois banking corporation, as agent for the Lenders (in such capacity, the "Agent"), is made pursuant to
Section 9.1 of that certain Credit Agreement, dated as of April 29, 1994 (as amended or modified and in effect on the date hereof, the "Credit Agreement"; capitalized terms therein defined have the same respective meanings herein, unless herein otherwise defined), among the Borrower, the Lenders and the Agent.

                                  WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in the manner hereinafter appearing; and, subject to the terms and conditions set forth herein, the Lenders have agreed to so amend the Credit Agreement to provide additional credit to fund the purchase of certain assets (the "Purchased Assets");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE 1. - AMENDMENTS

     1.1  The definition of "Revolving Credit Commitment Amount" contained in
Schedule I of the Credit Agreement is hereby amended by deleting the dollar amount "$105,000,000" where it appears in the first line therein and inserting the dollar amount "$125,000,000" in its place therefor.

     1.2 Section 2.2.2 of the Credit Agreement is hereby amended to state in its entirety as follows:

      "SECTION 2.2.2. Mandatory. The Revolving Credit Commitment Amount shall be automatically and permanently reduced by $10,000,000 from $125,000,000 to $115,000,000 on September 30, 1996 and by $20,000,000 from
      $115,000,000 to $95,000,000 on December 31, 1996."

                           ARTICLE 2. - CONDITIONS

              2.1. This Amendment No. 6 shall become effective as of the date hereof on the date (the "Amendment No. 6 Effective Date") that the Agent shall have received each of the following, in form and substance satisfactory to it:

              (a)  counterparts hereof executed by the Borrower and the Lenders;

              (b) certificate, dated as of the Amendment No. 6 Effective Date, of the Secretary or Assistant Secretary of the Borrower as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of this Amendment No. 6 and the incumbency and signatures of its officers signing this Amendment No. 6;

              (c) a certificate, dated as of the Amendment No. 6 Effective Date, of an authorized officer of the Borrower as to (i) no Default or Event of Default as of the Amendment No. 6 Effective Date after giving effect to this Amendment, (ii) the correctness of the representations and warranties contained in the Loan Documents in all material respects as of the Amendment No. 6 Effective Date after giving effect to this Amendment, (iii) no amendments or other modifications to the Borrower's Certificate of Incorporation and By-Laws having occurred since the date that the certified copies of such documents were delivered by the Borrower pursuant to Sections 4.1(b) and 4.1(c) of the Credit Agreement, respectively, and (d) the satisfaction of each of the conditions precedent contained in this Article II;


              (d) an opinion of counsel for the Borrower as to this Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Agent; and

              (e) payment to the Agent of a $50,000 amendment fee to be shared among the Lenders based upon their respective Percentages.

              2.2. The Agent agrees to notify the Borrower and the Lenders of such Amendment No. 6 Effective Date promptly after such Amendment No. 6 Effective Date occurs.






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                             ARTICLE 3. - GENERAL

     To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders that: (a) the warranties contained in the Loan Documents, as amended by the Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) the Purchased Assets and their locations are properly described in Schedule I hereto; (c) after giving effect to this Amendment, no Event of Default or Default exists; (d) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Credit Agreement, as amended hereby, and each of the other Loan Documents are the legal, valid and binding obligations of the applicable Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; (e) no consent, approval, authorization, order, registration or qualification with any Governmental Authority or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended hereby, or any other Loan Document to which it is a party; and (f) the Agent has a first priority lien in the Collateral subject to no other liens, claims or encumbrances whatsoever.

     This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     Except as specifically provided above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents, and the Obligations shall continue to be secured in all respects by the Collateral.

     On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement and related documents to "Credit Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.







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     The Borrower agrees to pay on demand all costs and expenses of the Agent
(including the reasonable attorney fees and expenses for the Agent, including the allocated cost of internal counsel) in connection with the preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

     This Amendment shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns as provided in the Credit Agreement.

















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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             UNITED STATES CAN COMPANY


                                             By:  /s/ Peter J. Andres
                                                --------------------------------
                                             Title:  VP - Treasurer
                                                   -----------------------------


                                             BANK OF AMERICA ILLINOIS, as Agent


                                             By:  /s/ David L. Graham
                                                --------------------------------
                                             Title:  Vice President
                                                   -----------------------------


                                             BANK OF AMERICA ILLINOIS,
                                               individually


                                             By:  /s/ Tracy J. Alfery
                                                --------------------------------
                                             Title:  Vice President
                                                   -----------------------------


                                             THE FIRST NATIONAL BANK OF CHICAGO


                                             By:  /s/ J. Garland Smith
                                                --------------------------------
                                             Title:  Managing Director
                                                   -----------------------------


                                             HARRIS TRUST AND SAVINGS BANK


                                             By:  /s/ Ronald L. Dellartino
                                                --------------------------------
                                             Title:  Vice President
                                                   -----------------------------


                                             FLEET NATIONAL BANK


                                             By:  /s/ S.P. Kanarian
                                                --------------------------------
                                             Title:  VP
                                                   -----------------------------





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                                                 BANK OF SCOTLAND


                                                 By:  /s/ Catherine M. Oniffrey
                                                    ----------------------------
                                                 Title:  Vice President
                                                       -------------------------



                                                 THE NORTHERN TRUST COMPANY


                                                 By:  /s/ Arthur J. Fogel
                                                    ----------------------------
                                                 Title:  Vice President
                                                       -------------------------








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                                   SCHEDULE 1

                         Purchased Assets and Locations


CHICAGO     4100 W. 42nd Place
            Chicago, IL 60632

     Litho
     -----

     2      Single color metal lithographic press lines
     2      Two color metal lithographic press lines
     7      Metal lithographic coating lines

     Steel
     -----

     1      Littell BR-3 metal shearing line with side trimmer
     1      Littell BR-5 metal shearing line
     1      Wean metal shearing line
     3      Metal coil slitting lines

BALTIMORE   901 W. Ostend St.
            Baltimore, Maryland 21230

     Litho
     -----

     1      Single color metal lithographic press line
     1      Two color metal lithographic press line
     1      Four color metal lithographic press line
     2      Incinerating units for volatile organic compound destruction

     Steel
     -----

     1      Littell LM-1E metal shearing line with electronic feed and side trimmer
     1      Littell LM-1 metal shearing line
     1      Branner metal coil slitting line

BIRMINGHAM  5051 Cardinal St.
            Trussville, Alabama 35173

     Litho
     -----

     1      Single color metal lithographic press line
     1      Two color metal lithographic press line
     1      Metal lighographic coating line
     1      Incinerating unit for volatile organic compound destruction

     Steel
     -----

     1      Littell LM-1 metal shearing line
     1      Heavy gauge cold rolled steel shearing line with side trimmer